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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT



                    SUBSIDIARIES OF CRESCENT BANKING COMPANY


                 Crescent Bank & Trust Company, Jasper, Georgia

               Crescent Mortgage Services, Inc., Atlanta, Georgia